Exhibit 99.1

Sonos Reports Second Quarter Fiscal 2023 Results

Santa Barbara, CA – May 10, 2023 - Sonos, Inc. (Nasdaq: SONO) today reported second quarter fiscal 2023 results.

Second Quarter 2023 Financial Highlights (unaudited)

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Revenue decreased 23.9% year-over-year to $304.2 million; on a constant-currency basis, revenue decreased 22.4% year-over-year
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Gross margin decreased 150 basis points year-over-year to 43.3%
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GAAP net loss of $(30.7) million compared to net income of $8.6 million last year
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GAAP net loss margin of (10.1)% compared to net income margin of 2.1% last year
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GAAP diluted earnings per share (EPS) of $(0.24) compared to $0.06 last year
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Non-GAAP net income1 of $5.7 million compared to $36.8 million last year
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Non-GAAP diluted EPS1 of $0.04 compared to $0.26 last year
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Adjusted EBITDA of $(10.6) million compared to $46.9 million last year
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Adjusted EBITDA margin of (3.5)% compared to 11.7% last year
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Free cash flow of $(121.7) million. Cash flows used in operating activities of $(113.0) million
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Inventories of $326.3 million, increased 7% from last quarter
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Finished goods of $274.5 million, increased 5% from last quarter

Notes: 1 Non-GAAP net income/earnings per share (EPS) exclude stock-based compensation, legal and transaction related fees, amortization of intangibles, and lease abandonment costs. See “Use of Non-GAAP Measures” and reconciliations to GAAP measures below.

Sonos CEO Patrick Spence commented, “This quarter we made outstanding progress in delivering on our product roadmap with the launch of two new game-changing products, the Era 100 and 300, both the best of their kind. And we entered a new product category with our SaaS-based Sonos Pro offering.”

Mr. Spence continued, “Though our second quarter results were in-line with our guidance, we are reducing our expectations for the second half of Fiscal 2023 due to softening consumer demand and channel partner inventory tightening. As a result, we are taking swift action to reduce our operating expenses and protect our profitability. We remain focused on ensuring that Sonos will emerge from the current choppy consumer environment in a position of strength: we are profitable, we are debt free, and we have a huge market opportunity. Continuing to innovate is critical to delivering on our long-term growth ambitions and I have every confidence in our ability to continue to do so.”

Sonos today separately announced that the Board has appointed Julius Genachowski as Sonos' Chairperson of the Board. Mr. Genachowski succeeds the Board's current Chairperson, Mike Volpi, who will continue as a Director. “Mike has set a wonderful example as Board Chair with his exceptional combination of experience and discerning intellect.” Mr. Genachowski said. “I’m honored to be following in his footsteps and delighted that he will be remaining on the Board.” Mr. Genachowski and Mr. Volpi have served as Directors since September 2013 and March 2010, respectively and Mr. Volpi served as Chairperson from November 2010 to May 2023.

Revised Fiscal 2023 Outlook

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Revenue in the range of $1.625 billion to $1.675 billion, representing a decline of 7% to 4% from fiscal 2022, or a decline of 5% to 2% on a constant currency basis. This compares to a prior outlook range of $1.7 billion to $1.8 billion, which represented a decline of 3% to growth 3% from fiscal 2022
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Gross margin in the range of 44.3% to 44.8%, compared to prior outlook range of 45.0% to 46.0%
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Adjusted EBITDA in the range of $138 million to $168 million, compared to prior outlook range of $145 million to $180 million
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Adjusted EBITDA margin of 8.5% to 10.0%, unchanged from prior outlook range

Supplemental Earnings Presentation

The company has posted a supplemental earnings presentation accompanying its second quarter fiscal 2023 results to the Earnings Reports section of its investor relations website at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports.

Conference Call, Webcast and Transcript

The company will host a webcast of its conference call and Q&A related to its second quarter fiscal 2023 results on May 10, 2023, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Participants may access the live webcast in listen-only mode on the Sonos investor relations website at https://investors.sonos.com/news-and-events/default.aspx.

The conference call may also be accessed by dialing (888) 330-2454 with conference ID 8641747. Participants outside the U.S. can access the call by dialing (240) 789-2714 using the same conference ID.

An archived webcast of the conference call and a transcript of the company’s prepared remarks and Q&A session will also be available at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports following the call.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	April 1, 2023	April 2, 2022	April 1, 2023	April 2, 2022
Revenue	$ 304,173	$ 399,781	$ 976,752	$ 1,064,262
Cost of revenue	172,555	220,747	560,078	567,843
Gross profit	131,618	179,034	416,674	496,419
Operating expenses
Research and development	80,785	64,947	157,726	126,277
Sales and marketing	63,621	59,955	142,317	143,691
General and administrative	44,438	44,090	87,553	83,816
Total operating expenses	188,844	168,992	387,596	353,784
Operating income (loss)	(57,226)	10,042	29,078	142,635
Other income (expense), net
Interest income	3,181	123	5,149	156
Interest expense	(152)	(90)	(311)	(187)
Other income (expense), net	(2,832)	(2,281)	20,745	(3,683)
Total other income (expense), net	197	(2,248)	25,583	(3,714)
Income (loss) before provision for (benefit from) income taxes	(57,029)	7,794	54,661	138,921
Provision for (benefit from) income taxes	(26,377)	(772)	10,124	6,874
Net income (loss)	$ (30,652)	$ 8,566	$ 44,537	$ 132,047

Net income (loss) attributable to common stockholders:
Basic and diluted	$ (30,652)	$ 8,566	$ 44,537	$ 132,047

Net income (loss) per share attributable to common stockholders:
Basic	$ (0.24)	$ 0.07	$ 0.35	$ 1.03
Diluted	$ (0.24)	$ 0.06	$ 0.34	$ 0.94

Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	127,952,875	128,112,234	127,582,560	127,887,530
Diluted	127,952,875	139,642,570	132,834,096	140,982,509

Total comprehensive income (loss)
Net income (loss)	(30,652)	8,566	44,537	132,047
Change in foreign currency translation adjustment	4,542	100	(2,684)	(260)
Comprehensive income (loss)	$ (26,110)	$ 8,666	$ 41,853	$ 131,787

Condensed Consolidated Balance Sheets
(unaudited, dollars in thousands, except par values)
	As of
	April 1, 2023	October 1, 2022
Assets
Current assets:
Cash and cash equivalents	$ 294,873	$ 274,855
Accounts receivable, net of allowances	84,203	101,206
Inventories	326,289	454,288
Prepaids and other current assets	31,474	37,042
Total current assets	736,839	867,391
Property and equipment, net	87,467	86,168
Operating lease right-of-use assets	21,662	28,329
Goodwill	81,501	77,300
Intangible assets, net
In-process research and development	71,554	64,680
Other intangible assets	23,219	26,384
Deferred tax assets	1,530	1,508
Other noncurrent assets	35,481	36,628
Total assets	$ 1,059,253	$ 1,188,388
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$ 183,648	$ 335,758
Accrued expenses	76,387	109,290
Accrued compensation	30,492	23,624
Deferred revenue, current	19,764	27,318
Other current liabilities	41,866	39,649
Total current liabilities	352,157	535,639
Operating lease liabilities, noncurrent	19,606	25,596
Deferred revenue, noncurrent	61,963	56,152
Deferred tax liabilities	11,849	9,642
Other noncurrent liabilities	764	846
Total liabilities	446,339	627,875
Stockholders’ equity:

Common stock, $0.001 par value	130	130
Treasury stock	(36,462)	(50,896)
Additional paid-in capital	613,505	617,390
Retained earnings (accumulated deficit)	42,022	(2,514)
Accumulated other comprehensive loss	(6,281)	(3,597)
Total stockholders’ equity	612,914	560,513
Total liabilities and stockholders’ equity	$ 1,059,253	$ 1,188,388

Condensed Consolidated Statements of Cash Flows
(unaudited, dollars in thousands)
	Six Months Ended
	April 1, 2023	April 2, 2022
Cash flows from operating activities
Net income	$ 44,537	$ 132,047
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,845	18,792
Impairment and abandonment	4,846	—
Stock-based compensation expense	41,220	38,684
Other	13,232	4,357
Deferred income taxes	1,358	(129)
Foreign currency transaction (gains) losses	(14,126)	2,267
Changes in operating assets and liabilities:
Accounts receivable, net	16,932	(12,786)
Inventories	118,032	(86,153)
Other assets	5,481	(6,082)
Accounts payable and accrued expenses	(186,194)	51,643
Accrued compensation	6,108	(45,084)
Deferred revenue	(4,484)	(11,834)
Other liabilities	(463)	(3,348)
Net cash provided by operating activities	69,324	82,374
Cash flows from investing activities
Purchases of property and equipment, and intangible assets	(23,403)	(15,665)
Cash paid for acquisitions, net of acquired cash	—	(27,101)
Net cash used in investing activities	(23,403)	(42,766)
Cash flows from financing activities
Payments for debt issuance costs	—	(929)
Payments for repurchase of common stock	(30,054)	(74,482)
Proceeds from exercise of common stock options	17,584	29,254
Payments for repurchase of common stock related to shares withheld for tax in connection with vesting of stock awards	(18,199)	(22,601)
Net cash used in financing activities	(30,669)	(68,758)
Effect of exchange rate changes on cash and cash equivalents	4,766	(4,207)

Net increase (decrease) in cash and cash equivalents	20,018	(33,357)
Cash and cash equivalents
Beginning of period	274,855	640,101
End of period	$ 294,873	$ 606,744
Supplemental disclosure
Cash paid for interest	$ 330	$ 85
Cash paid for taxes, net of refunds	$ 6,399	$ 8,916
Cash paid for amounts included in the measurement of lease liabilities	$ 7,219	$ 7,800
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment in accounts payable and accrued expenses	$ 8,393	$ 7,869
Right-of-use assets obtained in exchange for new operating lease liabilities	$ 711	$ 2,245

Reconciliation of Selected Non-GAAP Financial Measures
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	April 1, 2023	April 2, 2022	April 1, 2023	April 2, 2022
Research and Development (GAAP)	$ 80,785	$ 64,947	$ 157,726	$ 126,277
Stock-based compensation	9,565	8,091	18,716	14,829
Amortization of intangibles	495	737	990	1,808
Lease abandonment costs	2,682	—	2,682	—
Research and Development (Non-GAAP)	$ 68,043	$ 56,119	$ 135,338	$ 109,640

Sales and Marketing (GAAP)	$ 63,621	$ 59,955	$ 142,317	$ 143,691
Stock-based compensation	4,475	4,177	8,588	7,824
Lease abandonment costs	1,034	—	1,034	—
Sales and Marketing (Non-GAAP)	$ 58,112	$ 55,778	$ 132,695	$ 135,867

General and Administrative (GAAP)	$ 44,438	$ 44,090	$ 87,553	$ 83,816
Stock-based compensation	6,404	8,580	12,765	15,326
Legal and transaction related costs	9,018	6,012	15,307	9,885
Amortization of intangibles	24	24	48	48
Lease abandonment costs	1,130	—	1,130	—
Adjusted General and Administrative (Non-GAAP)	$ 27,862	$ 29,474	$ 58,303	$ 58,557

Total Operating Expenses (GAAP)	$ 188,844	$ 168,992	$ 387,596	$ 353,784
Stock-based compensation	20,444	20,848	40,069	37,979
Legal and transaction related costs	9,018	6,012	15,307	9,885

Amortization of intangibles	519	761	1,038	1,856
Lease abandonment costs	4,846	—	4,846	—
Adjusted Operating Expenses (Non-GAAP)	$ 154,017	$ 141,371	$ 326,336	$ 304,064

Total Operating Income (GAAP)	$ (57,226)	$ 10,042	$ 29,078	$ 142,635
Stock-based compensation	21,025	21,225	41,220	38,684
Legal and transaction related costs	9,018	6,012	15,307	9,885
Amortization of intangibles	1,492	974	3,196	2,284
Lease abandonment costs	4,846	—	4,846	—
Adjusted Operating Income (Non-GAAP)	$ (20,845)	$ 38,253	$ 93,647	$ 193,488
Depreciation	10,221	8,601	19,649	16,508
Adjusted EBITDA (Non-GAAP)	$ (10,624)	$ 46,854	$ 113,296	$ 209,996

Reconciliation of Net Income (Loss) to Adjusted EBITDA
(unaudited, dollars in thousands except percentages)
	Three Months Ended		Six Months Ended
	April 1, 2023	April 2, 2022	April 1, 2023	April 2, 2022
Net income (loss)	$ (30,652)	$ 8,566	$ 44,537	$ 132,047
Add (deduct):
Depreciation and amortization	11,713	9,575	22,845	18,792
Stock-based compensation expense	21,025	21,225	41,220	38,684
Interest income	(3,181)	(123)	(5,149)	(156)
Interest expense	152	90	311	187
Other (income) expense, net	2,832	2,281	(20,745)	3,683
Provision for (benefit from) income taxes	(26,377)	(772)	10,124	6,874
Legal and transaction related costs(1)	9,018	6,012	15,307	9,885
Lease abandonment costs(2)	4,846	—	4,846	—
Adjusted EBITDA	$ (10,624)	$ 46,854	$ 113,296	$ 209,996
Revenue	$ 304,173	$ 399,781	$ 976,752	$ 1,064,262
Net income (loss) margin	(10.1)%	2.1%	4.6%	12.4%
Adjusted EBITDA margin	(3.5)%	11.7%	11.6%	19.7%

(1) Legal and transaction related costs consist of expenses related to our intellectual property litigation against Alphabet Inc. and Google LLC as well as legal and transaction costs associated with our acquisition activity, which we do not consider representative of our underlying operating performance.

(2) In March 2023, in support of operational efficiencies, we abandoned portions of our office spaces for the remainder of their respective lease terms. Lease abandonment costs include the impact of the write-off of the associated operating lease right-of-use assets, as well as accelerated depreciation of the related leasehold improvements.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(unaudited, in thousands, except share and per share amounts)
	Three Months Ended		Six Months Ended
	April 1, 2023	April 2, 2022	April 1, 2023	April 2, 2022
Reconciliation of GAAP net income (loss)
GAAP net income (loss)	$ (30,652)	$ 8,566	$ 44,537	$ 132,047
Stock-based compensation expense	21,025	21,225	41,220	38,684
Legal and transaction related costs	9,018	6,012	15,307	9,885
Amortization of intangibles	1,492	974	3,196	2,284
Lease abandonment costs	4,846	—	4,846	—
Non-GAAP net income	$ 5,729	$ 36,777	$ 109,106	$ 182,900

Reconciliation of net income (loss) per share
GAAP net income (loss) per share, diluted	$ (0.24)	$ 0.06	$ 0.34	$ 0.94
Non-GAAP adjustments to net income (loss) per share	$ 0.28	$ 0.20	$ 0.49	$ 0.36
Non-GAAP net income (loss) per share, diluted	$ 0.04	$ 0.26	$ 0.82	$ 1.30
Weighted-average shares used in GAAP and non-GAAP per share calculation, diluted	127,952,875	139,642,570	132,834,096	140,982,509
Note: Certain figures may not sum due to rounding

Reconciliation of Cash Flows Provided by (Used in) Operating Activities to Free Cash Flow
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	April 1, 2023	April 2, 2022	April 1, 2023	April 2, 2022
Cash flows provided by (used in) operating activities	$ (112,962)	$ (97,562)	$ 69,324	$ 82,374
Less: Purchases of property and equipment, and intangible assets	(8,714)	(9,310)	(23,403)	(15,665)

Free cash flow	$ (121,676)	$ (106,872)	$ 45,921	$ 66,709

Revenue by Product Category
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	April 1, 2023	April 2, 2022	April 1, 2023	April 2, 2022
Sonos speakers	$ 241,180	$ 317,734	$ 780,377	$ 819,620
Sonos system products	44,091	61,220	158,525	195,965
Partner products and other revenue	18,902	20,827	37,850	48,677
Total revenue	$ 304,173	$ 399,781	$ 976,752	$ 1,064,262

Revenue by Geographical Region
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	April 1, 2023	April 2, 2022	April 1, 2023	April 2, 2022
Americas	$ 196,533	$ 238,193	$ 593,097	$ 612,006
Europe, Middle East and Africa	89,054	128,431	329,494	373,912
Asia Pacific	18,586	33,157	54,161	78,344
Total revenue	$ 304,173	$ 399,781	$ 976,752	$ 1,064,262

Stock-based Compensation
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	April 1, 2023	April 2, 2022	April 1, 2023	April 2, 2022
Cost of revenue	$ 581	$ 377	$ 1,151	$ 705
Research and development	9,565	8,091	18,716	14,829
Sales and marketing	4,475	4,177	8,588	7,824
General and administrative	6,404	8,580	12,765	15,326
Total stock-based compensation expense	$ 21,025	$ 21,225	$ 41,220	$ 38,684

Amortization of Intangibles
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	April 1, 2023	April 2, 2022	April 1, 2023	April 2, 2022
Cost of revenue	$ 973	$ 213	$ 2,158	$ 428
Research and development	495	737	990	1,808
General and administrative	24	24	48	48
Total amortization of intangibles	$ 1,492	$ 974	$ 3,196	$ 2,284

Use of Non-GAAP Measures

We have provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles (“U.S. GAAP”), including adjusted EBITDA, adjusted EBITDA margin, free cash flow, net income excluding stock-based compensation, legal and transaction related fees, amortization of intangibles, and lease abandonment costs and diluted earnings per share excluding stock-based compensation, legal and transaction related fees, amortization of intangibles and lease abandonment costs. These non-GAAP financial measures are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in these non-GAAP financial measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Non-GAAP financial measures should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. Investors are encouraged to review the reconciliation of these financial measures to their nearest U.S. GAAP financial equivalents provided in the financial statement tables above. We define adjusted EBITDA as net income (loss) adjusted to exclude the impact of depreciation and amortization, stock-based compensation expense, interest income, interest expense, other income (expense), income taxes, lease abandonment costs and other items that we do not consider representative of our underlying operating performance. We define adjusted EBITDA margin as adjusted EBITDA divided by revenue. We define free cash flow as net cash from operations less purchases of property and equipment and intangible and other assets. We calculate non-GAAP net income excluding stock-based compensation, legal and transaction related fees, amortization of intangibles and lease abandonment costs as net income (loss) less stock-based compensation, legal and transaction related fees, amortization of intangibles and lease abandonment costs. We calculate non-GAAP diluted earnings per share excluding stock-based compensation, legal and transaction related fees, amortization of intangibles and lease abandonment costs as net income less stock-based compensation, legal and transaction related fees, amortization of intangibles and lease abandonment costs divided by our number of shares at fiscal year end. We calculate constant currency growth percentages by translating our current period financial results using the prior period average currency exchange rates and comparing these amounts to our prior period reported results. We do not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because we cannot do so without unreasonable effort due to unavailability of information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, we do so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for items such as stock-based compensation, which is inherently difficult to predict with reasonable accuracy. Stock-based compensation expense is difficult to estimate because it depends on our future hiring and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to constant change. In addition, for purposes of setting annual guidance, it would be difficult to quantify stock-based compensation expense for the year with reasonable accuracy in the current quarter. As a result, we do not believe that a GAAP reconciliation would provide meaningful supplemental information about our outlook.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding our outlook for the fiscal year ending September 30, 2023, our long-term outlook, our long-term focus, financial, growth and business strategies and opportunities, growth metrics and targets, our business model, new products, services and partnerships, profitability and gross margins, market growth and our market share, the macroeconomic environment and our ability to weather it, and other factors affecting variability in our financial results. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including, but not limited to the duration and impact of the COVID-19 pandemic and related mitigation efforts on our industry and our supply chain; supply chain challenges, including shipping and logistics challenges and component supply-related challenges; our ability to accurately forecast product demand and effectively forecast and manage owned and channel inventory levels; the impact of global economic, market and political events, including broad economic uncertainty, foreign currency exchange fluctuations and inflation; changes in consumer income and overall consumer spending as a result of economic or political uncertainty; changes in consumer spending patterns; our ability to successfully introduce new products and services and maintain or expand the success of our existing products; the success of our efforts to expand our direct-to-consumer channel; the success of our financial, growth and business strategies; our ability to meet product demand and manage any product availability delays; and the other risk factors set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2022 and our other filings filed with the Securities and Exchange Commission (the “SEC”), copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this press release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events. Sonos and Sonos product names are trademarks or registered trademarks of Sonos, Inc. All other product names and services may be trademarks or service marks of their respective owners.

About Sonos

Sonos (Nasdaq: SONO) is one of the world’s leading sound experience brands. As the inventor of multi-room wireless home audio, Sonos’ innovation helps the world listen better by giving people access to the content they love and allowing them to control it however they choose. Known for delivering an unparalleled sound experience, thoughtful home design aesthetic, simplicity of use and an open platform, Sonos makes the breadth of audio content available to anyone. Sonos is headquartered in Santa Barbara, California. Learn more at www.sonos.com.

Investor Contact

James Baglanis
IR@sonos.com

Press Contact

Erin Pategas

PR@sonos.com

Source: Sonos